FORM 52-109FT2
 Certification of restated interim filings during transition period

I, Gaétan Mercier, Chief Financial Officer of Virginia Gold Mines inc., certify that :

1. I have reviewed the restated interim filings (as this term is defined in Regulation 52-109 respecting Certification of Disclosure in Issuers’ Annual and Interim Filings) of Virginia Gold Mines (the issuer) for the interim period ending August 31, 2005.

2. Based on my knowledge, the restated interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the restated interim filings.

3. Based on my knowledge, the restated interim financial statements together with the other restated financial information included in restated the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of the date and for the periods presented in the restated interim filings.

(s) Gaétan Mercier
Directeur Financier, le 2 décembre 2005
Chief Financial Officer, December 2, 2005